UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 1, 2005 (March 23, 2005)

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Protein Design Labs, Inc., a Delaware corporation (“PDL”), under Items 2.01 and 9.01 on March 25, 2005 (the “Initial 8-K”).  Amendment No. 1 is being filed to include the financial information required under Item 9.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Initial 8-K, on March 23, 2005, PDL completed the acquisition of ESP Pharma Holding Company, Inc., a Delaware corporation (“ESP Pharma”), in accordance with the Amended and Restated Agreement and Plan of Merger dated as of March 22, 2005 (the “Agreement”) by and among PDL, Big Dog Bio, Inc., a Delaware corporation and wholly owned subsidiary of PDL, ESP Pharma and certain other individuals and entities.

ESP Pharma focuses on selectively acquiring approved and late-stage development products addressing the needs of the acute-care hospital market.

In connection with this acquisition, PDL issued an aggregate of $325,000,000 in cash and 9,853,770 shares of Common Stock in exchange for all outstanding shares of ESP Pharma preferred and common stock.  The share issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Portions of the shares issued will be held in escrow pursuant to the terms of the Agreement.  Upon the closing of the merger, Big Dog Bio, Inc. was merged with and into ESP Pharma, with ESP Pharma surviving as a wholly-owned subsidiary of PDL.

The preceding discussion of the significant terms and provisions of the Agreement is qualified by reference to the Agreement incorporated by reference as Exhibit 2.1 to this report.

Also as previously reported on the Initial 8-K, on March 23, 2005 and after the closing of the merger, ESP Pharma, Inc., a wholly owned subsidiary of ESP Pharma, a wholly owned subsidiary of PDL, completed the previously announced acquisition of certain product rights and assets relating to a product known as Retavase® in accordance with the Asset Purchase Agreement dated as of January 31, 2005 (the “Purchase Agreement”) between Centocor, Inc., a Pennsylvania corporation and biopharmaceutical operating company of Johnson & Johnson (“Centocor”), and ESP Pharma, Inc.

In connection with this acquisition, ESP Pharma, Inc., paid to Centocor $110 million for the rights to manufacture, develop, market and distribute Retavase® (reteplase) in the United States and Canada.  Additional milestone payments of up to $45 million will be made if additional conditions relating to the ongoing clinical trials and manufacturing arrangements are satisfied.

The preceding discussion of the significant terms and provisions of the Purchase Agreement is qualified by reference to the Purchase Agreement attached as Exhibit 2.2 to this report.

The Agreement, the Purchase Agreement and the press release announcing the closing of both acquisitions are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively, and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The audited financial statements of ESP Pharma for the period from inception (April 15, 2002) to December 31, 2002 and for the year ended December 31, 2003 and the audited financial statements of ESP Pharma for the years ended December 31, 2003 and 2004 are filed as Exhibits 99.2 and 99.3 to this current report and incorporated herein by this reference.

(b)                                  Pro Forma Financial Information.

The pro forma financial information of PDL for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 is filed as Exhibit 99.4 to this current report and incorporated herein by this reference.

(c)                                  Exhibits.

Exhibit No.	Description

*2.1

Amended and Restated Agreement and Plan of Merger dated as of March 22, 2005 by and among Protein Design Labs, Inc., a Delaware corporation, Big Dog Bio, Inc., a Delaware corporation and wholly owned subsidiary of Protein Design Labs, Inc., ESP Pharma Holding Company, Inc., a Delaware corporation and certain other individuals and entities.

**+ 2.2

Asset Purchase Agreement dated as of January 31, 2005 between Centocor, Inc., a Pennsylvania corporation, and ESP Pharma, Inc., a Delaware corporation and wholly owned subsidiary of ESP Pharma Holding Company, Inc.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

**99.1	Press Release issued by Protein Design Labs, Inc. on March 24, 2005.

***99.2	Audited consolidated financial statements of ESP Pharma Holding Company, Inc. for the period from inception (April 15, 2002) to December 31, 2002 and for the year ended December 31, 2003.

99.3	Audited consolidated financial statements of ESP Pharma Holding Company, Inc. for the years ended December 31, 2003 and 2004.

****99.4	Pro forma financial information of PDL for the year ended December 31, 2003 and for the nine month period ended September 30, 2004.

*                                         Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-3 filed March 22, 2005.

**                                  Incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed March 23, 2005.

***                           Incorporated by reference to Exhibit 99.5 to Current Report on Form 8-K filed February 7, 2005.

****                    Incorporated by reference to Exhibit 99.6 to Current Report on Form 8-K filed February 7, 2005.

+                                         Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 1, 2005

PROTEIN DESIGN LABS, INC.

		By:	/s/ Douglas O. Ebersole
Douglas O. Ebersole
Senior Vice President, Legal and Secretary